Exhibit 21

LIST OF SUBSIDIARIES

The following is a list of subsidiaries of which MarineMax, Inc. has a controlling interest, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Jurisdiction of Incorporation or Organization
MarineMax East, Inc. (1)	Delaware
MarineMax Services, Inc. (2)	Delaware
MarineMax Northeast, LLC (2)	Delaware
Boating Gear Center, LLC (2)	Delaware
US Liquidators, LLC (1)	Delaware
Newcoast Financial Services, LLC (2)	Delaware
My Web Services, LLC (2)	Delaware
MarineMax Charter Services, LLC (2)	Delaware
MarineMax Vacations, LTD. (2)	British Virgin Islands
Gulfport Marina, LLC (2)	Delaware
FWW, LLC (2)	Florida
FWW, UK Limited (3)	United Kingdom
Fraser Yachts Florida, Inc. (3)	Florida
TCN Antibes S.A.R.L. (4)	France
Fraser Yachts Limited (4)	United Kingdom
Fraser Worldwide S.A.M. (4)	Monaco
Fraser Yachts Group S.R.L. (4)	Italy
Fraser Yachts Spain SLU (4)	Spain
Fraser Yachts California, Inc. (5)	California
Northrop & Johnson Holding, LLC, (1)	Florida
Newcoast Insurance Services, LLC (1)	Florida
Northrop & Johnson France S.A.R.L. (6)	France
Northrop & Johnson Monaco S.A.M. (7)	Monaco
Skipper Marine of Madison, LLC (1)	Wisconsin
Skipper Marine of Chicago-Land, LLC (1)	Illinois
Skipper Marine of Michigan, LLC (1)	Michigan
Silver Seas Yachts, LLC (1)	Arizona
Silver Seas California, Inc. (8)	California
Skipper Marine, LLC (1)	Wisconsin
Skipper Marine of Fox Valley, LLC (1)	Wisconsin
Skipper Marine of Ohio, LLC (1)	Ohio
Marinemax Products, Inc. (1)	Florida
KCS International, Inc. (9)	Wisconsin
KCS RE Acquisition Company, LLC (10)	Wisconsin
Intrepid Powerboats, Inc. (9)	Florida
Intrepid Southeast, Inc. (13)	Florida
Nisswa Marine, LLC (1)	Minnesota
N&J Media, LLC (1)	Florida
Marinemax KW, LLC (1)	Florida
Boatyard, LLC (44)	Florida
N&J Group, LLC (15)	Florida
Wave Aviation, LLC (2)	Florida
Perfect Yacht Charter, LLC (16)	Delaware
Northrop & Johnson California, Inc. (17)	California
Northrop & Johnson Yachts-Ships LLC (5)	Florida
Northrop & Johnson Group Spain, S.L. (4)	Spain
Skipper Bud’s of Illinois, LLC (1)	Illinois
Super Yacht Management S.A.S. (11)	France
NVHG, LLC (2)	Florida
Gulfwind Development, LLC (2)	Delaware
New Wave Innovations, LLC (1)	Florida
Fraser Yachts Greece, I.K.E. (4)	Greece
Fraser Yachts Management and Services LLC (14)	Qatar
Pentagon Management N.V. (2)	Netherlands Antilles
Simpson Bay Yacht Club Marina, NV (12)	Netherlands Antilles

Gem Pebbles, N.V. (12)	Netherlands Antilles
Island Global Yachting LLC (2)	Delaware
Island Gardens Deep Harbour LLC (18)	Delaware
IGY Cyprus Holdings Limited (19)	Cyprus
IGY Netherlands Holdings B.V. (20)	Netherlands
Cabo Marina, S. de R.L. de C.V. (21)	Mexico
IGY Málaga Marina (22)	Spain
Operadora Cabo San Lucas, S.A. de C.V. (23)	Mexico
IGY Acceptance I LLC (19)	Delaware
IGY - Rodney Bay Holdings Ltd.(19)	Cayman Islands
Planviron (Caribbean Practice) Limited (24)	St. Lucia
IGY - AYH St. Thomas Holdings, LLC (19)	USVI
RBM IBC Ltd. (19)	St. Lucia
Rodney Bay Marina Limited (25)	St. Lucia
RF Marina Management S. de R.L. (19)	Panama
Island Global Yachting Facilities LLC(26)	Delaware
IGY St. Maarten Holdings B.V. (19)	Netherlands Antilles
IGY Red Frog LLC (27)	Delaware
IYH Corp. (28)	USVI
CMMC Corporation B.V. (29)	Netherlands Antilles
Hop-Inn Enterprises N.V. (29)	Netherlands Antilles
Yacht Club at Isle De Sol B.V. (30)	Netherlands Antilles
Isle De Sol Development Corporation B.V. (30)	Netherlands Antilles
Sun Resorts Management Inc. (31)	Texas
IGY Services France SAS (33)	France
IGY Séte Marina SAS (34)	France
YHG Holdings Ltd. (26)	Cayman Islands
YHG Lender LLC (37)	Delaware
YH Equity LLC (38)	Delaware
FTYHG LLC (28)	USVI
Yacht Haven USVI LLC (28)	USVI
YHUSVI Marina, LLC (39)	USVI
YHG Hotel LLC (39)	USVI
Fairport Yacht Support LLC(15)	Delaware
Fairport Crew Support PCC Limited(40)	Guernsey
IGY Yacht Services Holding LLC(31)	Delaware
Island Global Yachting Services Holdings LLC (26)	Delaware
IGY-Cabo Marina Management, S. de R.L. de C.V. (31)	Mexico
Island Global Yachting Development Services LLC (31)	Delaware
North Cove Sailing LLC (31)	Delaware
North Cove Services LLC (31)	Delaware
Yacht Haven Services LLC (31)	Delaware
IGY Florida Management Services LLC (31)	Delaware
IGY Anchor Club LLC(31)	Delaware
IGY Europe LLC(31)	Delaware
Island Global Yachting Services LLC(31)	Delaware
IGY Savannah LLC (31)	Delaware
IGY Trident Services LLC (31)	Delaware
IGY France Management SAS (31)	France
IGY Yacht Services LLC (31)	Delaware
IGY Marketing Services LLC (31)	Delaware
IGY Services UK Limited (42)	United Kingdom
Portisco Holding SRL (43)	Italy
Marina Di Portisco S.P.A. (36)	Italy
IGY Services Europe Limited (34)	United Kingdom
IGY SKD Management Co. Ltd. (42)	United Kingdom
IGY Management Services Europe Ltd. (42)	United Kingdom
Boatzon Holdings, LLC (44)	Delaware
Midcoast Construction Enterprises (45)	Florida
Midcoast Marine Group LLC (45)	Florida
City Lights Marina Holdings LLC (46)	Delaware
City Lights Marina Owner LLC (47)	Delaware

IGY Gestora Marinas Spain, S.L.U. (32)	Spain
IGY Pampelonne (33)	France
Cannes Marina Invest SAS (35)	France
Marina Du Vieux Port De Cannes (41)	France

(1)
Wholly owned subsidiary of MarineMax, Inc.
(2)
Wholly owned subsidiary of MarineMax East, Inc.
(3)
Wholly owned subsidiary of FWW, LLC
(4)
Wholly owned subsidiary of FWW UK Limited
(5)
Wholly owned subsidiary of Fraser Yachts Florida, Inc.
(6)
Wholly owned subsidiary of TCN Antibes S.A.R.L.
(7)
Wholly owned subsidiary of Fraser Worldwide S.A.M.
(8)
Wholly owned subsidiary of Silver Seas Yachts, LLC
(9)
Wholly owned subsidiary of Marinemax Products, Inc.
(10)
Wholly owned subsidiary of KCS International, Inc.
(11)
Wholly owned subsidiary of Northrop & Johnson France S.A.R.L.
(12)
Wholly owned subsidiary of Pentagon Management N.V.
(13)
Wholly owned subsidiary of Intrepid Powerboats, Inc.
(14)
Partially owned subsidiary of FWW UK Limited & a third party
(15)
Wholly owned subsidiary of Northrop & Johnson Holding LLC
(16)
Wholly owned subsidiary of My Web Services, LLC
(17)
Wholly owned subsidiary of Fraser Yachts California, Inc.
(18)
Partially owned subsidiary of Marinemax East, Inc. and Island Global Yachting LLC
(19)
Wholly owned subsidiary of Island Global Yachting Facilities LLC
(20)
Wholly owned subsidiary of IGY Cyprus Holdings Limited
(21)
Wholly owned subsidiary of IGY Netherlands Holdings B.V.
(22)
Partially owned subsidiary of Cabo Marina, S. de R.L. de C.V. & a third party
(23)
Wholly owned subsidiary of Cabo Marina, S. de R.L. de C.V.
(24)
Wholly owned subsidiary of IGY – Rodney Bay Holdings Ltd.
(25)
Wholly owned subsidiary of RBM IBC Ltd.
(26)
Wholly owned subsidiary of Island Global Yachting LLC
(27)
Partially owned subsidiary of Island Global Yachting Facilities LLC & Island Global Yachting LLC
(28)
Wholly owned subsidiary of YH Equity LLC
(29)
Wholly owned subsidiary of IGY St. Maarten Holdings B.V
(30)
Wholly owned subsidiary of Hopp-Inn Enterprises N.V.
(31)
Wholly owned subsidiary of Island Global Yachting Services Holdings LLC
(32)
Partially owned subsidiary of Sun Resorts Management, Inc. & a third party
(33)
Wholly owned subsidiary of IGY Séte Marina SAS
(34)
Wholly owned subsidiary of Sun Resorts Management, Inc.
(35)
Partially owned subsidiary of IGY Séte Marina SAS & a third party
(36)
Wholly owned subsidiary of Portisco Holdings SRL
(37)
Partially owned subsidiary of YHG Holdings Ltd. & Island Global Yachting LLC
(38)
Wholly owned subsidiary of YHG Lender LLC
(39)
Wholly owned subsidiary of Yacht Haven USVI LLC
(40)
Wholly owned subsidiary of Fairport Yacht Support LLC
(41)
Partially owned subsidiary of Cannes Marina Invest, IGY Séte Marina SAS & a third party
(42)
Wholly owned subsidiary of IGY Services Europe Limited
(43)
Partially owned subsidiary of IGY Services UK Limited & a third party
(44)
Wholly owned subsidiary of New Wave Innovations, LLC
(45)
Wholly owned subsidiary of Gulfwind Development, LLC
(46)
Partially owned subsidiary of IGY Savannah, LLC & a third party
(47)
Wholly owned subsidiary of City Lights Marina Holdings LLC